                                                                    Exhibit 10.9


                        CERTAIN PORTIONS OF THIS EXHIBIT
                        HAVE BEEN OMITTED PURSUANT TO A
                      REQUEST FOR CONFIDENTIAL TREATMENT.

                           THE OMITTED PORTIONS HAVE
                        BEEN FILED WITH THE COMMISSION.






                                              (ON LETTERHEAD OF BRITISH AIRWAYS)

May 18th 2006


FROM:       KEITH WILLIAMS
            Chief Financial Officer
            British Airways Plc
            Waterside HAA3
            PO Box 365
            Harmondsworth
            Middlesex UB7 OGB

TO:         STEVE DUNNING
            WNS Global Services (UK) Ltd
            Ash House
            Fairfields Avenue
            Staines
            Middlesex TW14 4AN


Dear Sir


CONFIDENTIAL AND SUBJECT TO CONTRACT


Re: FRAMEWORK AGREEMENT NUMBER S25W00219 RELATING TO THE PROVISION OF BUSINESS PROCESS OUTSOURCING SERVICES.

We refer to our recent discussions concerning an extension to the existing contractual relationship between British Airways and WNS.

The purpose of this letter is to confirm that based on what we have discussed to date and subject to the successful negotiation and signing of a contract between you and British Airways the following commercial terms will apply to an extension of contract S25W00219. This letter and its terms shall be treated as confidential information of each of the parties for the purposes of the contractual Confidentiality provisions between the parties.

This letter is intended to be and shall be construed only as a letter of intent and is strictly subject to contract. No provision of this letter shall in any way create or imply (or constitute any offer the acceptance of which would give rise to) legally binding relations in any way between the parties. Neither party to this letter shall in any way be bound to agree the terms of or proceed with any of the arrangements detailed below.

Each party is responsible for any costs it may incur in respect of this matter.

REDACTED     CONFIDENTIAL TREATMENT REQUESTED
             The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.


                                              (ON LETTERHEAD OF BRITISH AIRWAYS)



PROPOSED COMMERCIAL TERMS

PRICING

1. It is intended to transfer certain activities contained in existing SLA's (SLA Processes) from an MPE charging mechanism to a Unit Transaction Pricing (UTP) charging mechanism in line with a ten (10) month programme plan (the UTP Transfer Period). *** MPE shall be completed by 1st
     December 2006 with a further *** MPE completed by 1st April 2007
     (Appendix 2 refers). It shall be a condition that such transfer shall have no adverse affect on WNS performance, or increase to the unit cost of the service.

2. Any transfer from MPE charging to UTP charging shall be based upon the current MPE pricing levels and using calculation formulae to be agreed between the parties for each applicable SLA. Realistic Estimates (RE's) shall be applied as follows:

     a) Existing RE's shall be used to calculate the UTP price for the initial *** MPE transferred

     b) For the *** MPE to subsequently transfer the parties agree where possible to identify the existing RE's and prior to actual transfer to UTP charging a more accurate RE. It is intended that WNS shall be entitled to retain the first ten percent (10) of efficiency improvements from the existing RE and the parties shall share on an equitable basis any additional improvements in efficiency.

3. In the event that elements of the agreed transfer programme are not achieved due to BA's failure then those SLA Processes which do not transfer in line with the agreed programme shall, for such period as they remain MPE beyond the agreed transfer date, be subject to an increase in price as follows:

     a) For the initial *** MPE an increase of four and a half percent from the date the transfer deadline is missed and a further four and a half percent increase from the British Airways financial year 2007-2008.

     b) For the subsequent *** MPE an increase of six percent from the 1st April 2007

4. For any existing SLA Processes where it is agreed that such activities are not considered suitable for transfer from MPE charging to UTP rates will remain unchanged. WNS shall be entitled to exploit opportunities for flexible working where appropriate (ie no adverse effect on quality or performance). The services will be reviewed periodically to establish whether circumstances have changed and the service is suitable for transfer to UTP. RE's shall be calculated in such a way as to incentivise both BA and WNS to move to UTP.

5. In the event that an SLA Process moves to UTP charging and as a result of Performance or Service failures caused solely by WNS is required to move back to an MPE charging basis, the current MPE pricing levels shall apply.

6. Any new business given by British Airways to WNS shall be subject to the then current pricing if such business is an extension of business already awarded to WNS (ie organic growth),

7. Any new business awarded by British Airways to WNS that is considered to be new work (ie a new SLA) shall be subject to the pricing levels agreed with British Airways Procurement on a case by case basis.

                                              (ON LETTERHEAD OF BRITISH AIRWAYS)



TERMS AND CONDITIONS

8. WNS shall not re-locate the normal performance of any existing BA SLA Processes away from the facilities where the services are currently performed without prior written notification to the BA Contract Manager, however WNS shall be entitled to move work within approved sites providing that all BA systems and security requirement are complied with. A list of approved WNS sites shall be agreed as part of the contract.

9. This commercial Agreement shall be subject to good faith discussions and embodiment into a contract change order. Target date for signature is 15 July 2006. This shall include amendments discussed through the recent negotiation process to certain terms contained in the existing agreement including revisions to clauses relating to Definitions, Information Systems, Intellectual Property, Data Protection, Exit and Termination.


DURATION

10.  The revised agreement shall be effective to May 2012.


SERVICE LEVEL AGREEMENTS (SLA'S)

11. The existing SLA's shall be subject to review to assess opportunities for consolidation, UTP transfer and to ensure compliance with the revised commercial terms.

12. Performance remedies for all SLA's shall be agreed during the UTP Transfer Period. These will be designed to provide a genuine performance incentive for WNS. Although, BA is more interested in receiving excellent service than service credits, a robust service credit mechanism will be built into the contract.


IT SYSTEMS AND PROCESSES

13. The programme for transfer to UTP shall be subject to an agreed process with British Airways IM and Security departments to ensure compliance with British Airways corporate governance. It is recognised that greater flexibility will be required to support UTP activity. A description of how greater flexibility will be achieved is attached as Appendix 1 to this document. Further assessments for IT opportunities (ie WNS Net) shall be undertaken through 2006.


TERMINATION

14. SLA's may be terminated by BA upon the provision of 90 days written notice. In any 12 month rolling period, in the event that SLA's to a value of more than 25% of existing revenues are terminated (excluding termination for valid business reasons such as process automation) and BA does not replace this work with other work then WNS may consider the portion of the work terminated which is above the 25% cap to be terminated for convenience and subject to a negotiated termination for convenience payment.


OTHER BUSINESS

15. BA confirms that it is considering new business proposals from WNS that, if awarded, could amount to approximately Pound 250,000 of annual revenue. In the event that this business is awarded it will be subject to the terms and conditions of the framework agreement.

This letter shall be governed by the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the courts thereof.

                                              (ON LETTERHEAD OF BRITISH AIRWAYS)



Please confirm your agreement to the terms of this letter by executing the attached copy of the same and returning it to us.


Yours faithfully



/s/ Keith Williams                          /s/ Silla Maizey
Keith Williams                              Silla Maizey
for and on behalf of                        for and on behalf of
BRITISH AIRWAYS PLC                         BRITISH AIRWAYS PLC



Agreed and accepted


/Signed/
------------------------

Date   22(nd) May 2006
    --------------------


for and on behalf of
WNS GLOBAL SERVICES (UK) LTD

                                              (ON LETTERHEAD OF BRITISH AIRWAYS)



                                  APPENDIX 1.

                  ID AND APPLICATION LOGON PROCESS FLEXIBILITY.


AS IS ID REQUEST PROCESS - TO ACQUIRE AN 'N' NUMBER.

1. BA authorised manager raises request for contractor logon (This could be done by WNS Manager).
2. Request goes to BA to a Manager authorised to approve this request (typically this is the requester's line manager in the Corporate Directory.)
3.   The request is approved or denied.
4.   N Number and password is assigned automatically.


AS IS APPLICATION REQUEST.

1.   Request to access application is raised in Corporate Directory by WNS.
2. Request is authorised/approved by BA Line manager in Corporate Directory (not WNS Line Manager).
3. Once approved the request is flowed to the system administration team for the system to which access has been requested. (note each individual system has its own separate administration team.).
4. A system ID is created for the user entitling them to access the application.
5. The application is deployed to the user's PC (where relevant) or access is automatically available if the application is a web based tool.
6.   User is notified of access (and passwords given where relevant).


WHAT BA CAN DO TO GIVE WNS FLEXIBILITY.

1.   Have 1 BA person as the BA Authorised Manager for all WNS ID requests.
2. Have 1 BA person as the BA Authorised Manager for all WNS application requests (Steve Hunt to check and confirm).
3. Arrange for a number of system accesses for 1 person at the start of the UTP transfer process to facilitate WNS flexibility on BA systems (subject to unsafe combinations).


WHAT BA CANNOT DO TO GIVE WNS FLEXIBILITY.

1.   Let ID Request approving/Authorising Manager be WNS.
2.   Let application Access Approving/Authorising Manager be WNS.
3.   Change SLA for set-up times on individual applications.
4. Facilitate WNS being the System Administrator for set-ups on a particular system (this is physically impossible).

Please note that any applications to which access is granted must be used by the user every 3 months in order to avoid the application access being disabled.

It is believed this solution will offer the flexibility that WNS needs by focussing WNS ID and Application approvals through 1 BA person to reduce turnround times. By giving each user ID access to a number of core applications this should assist flexibility. It should be noted that most systems need some type of training to operate so the main blocker to flexibility will be the time it takes the WNS person to learn how to operate the system.

REDACTED     CONFIDENTIAL TREATMENT REQUESTED
             The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.


                                              (ON LETTERHEAD OF BRITISH AIRWAYS)



                                   APPENDIX 2.

                             UTP TRANSFER PROGRAMME


Services to be transferred from a MPE to a UTP charging mechanism will be transferred in accordance with the following programme commencing on June 1st 2006.

Phase 1

Completion date: 31st July 2006
Total MPE: ***

Phase 2

Completion date: 30th September 2006
Total MPE: **

Phase 3

Completion date: 30th November 2006
Total MPE: **

Phase 4

Completion date: 31st March 2007
Total MPE: ***